UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2020

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55167	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	OTCQB

Item 8.01	Other Events

On November 5, 2020, PetVivo Holdings, Inc. (“Company”) entered into a University Services Agreement (“Agreement”) with Colorado State University (“CSU”) whereby CSU has agreed to conduct a double-blinded study titled “Evaluation of the effect of intra-articular injection of a proprietary extracellular matrix for osteoarthritis-associated pain in dogs.” This Agreement calls for a minimum of 16 dogs to be enrolled in the study for a period of 12 months at a cost of approximately $150,000. However, the Company has the option to continue enrollment of dogs in the study to 24 or 32 dogs if it so chooses. The cost of the study if the option to enroll 32 dogs is selected will be approximately $300,000. The Agreement is terminable upon 60-days written notice by either party

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: November 11, 2020	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer